SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF l934

SHOPPING.COM LTD.

(Exact name of registrant as specified in its charter)

Israel	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Zoran Street Netanya	42504
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-113846

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, par value NIS $0.01 per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the ordinary shares of the Registrant set forth under the heading “Description of Ordinary Shares” in the Registrant’s Registration Statement on Form S-1 (File No. 333-113846) as originally filed with the Securities and Exchange Commission on March 23, 2004, and as subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus relating to the S-1 Registration Statement to be filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit	Description	Incorporated by Reference
		Form	Date	Number
3.01	Memorandum of Association of Registrant (English translation).	S-1	March 23, 2004	3.01

3.02	Articles of Association of Registrant, as amended.	S-1	March 23, 2004	3.03

3.03	Form of Articles of Association of Registrant to be filed upon the closing of this offering.	S-1/A	May 26, 2004	3.04

3.04	Articles Amendment of Registrant approved by the shareholders at the annual meeting of shareholders held on June 10, 2004.	S-1/A	September 9, 2004	3.05

4.01	Specimen of certificate for Ordinary Shares.	S-1/A	May 26, 2004	4.01

4.02	Third Amended and Restated Shareholders Rights Agreement, dated as of April 10, 2003, by and among Registrant and certain shareholders of Registrant.	S-1	March 23, 2004	4.02

4.03	Warrant to purchase Series D convertible preferred shares issued to Warburg Dillon Read LLC, dated February 8, 2000.	S-1	March 23, 2004	4.03

99.01	The description of the Registrant’s ordinary shares set forth under the heading “Description of Ordinary Shares” in the prospectus included in the S-1 Registration Statement and to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.	S-1/A	September 29, 2004	—

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 29, 2004

SHOPPING.COM

By:	/s/ GREG J. SANTORA
Greg J. Santora Chief Financial Officer

Index to Exhibits

Exhibit	Description	Incorporated by Reference
		Form	Date	Number
3.01	Memorandum of Association of Registrant (English translation).	S-1	March 23, 2004	3.01

3.02	Articles of Association of Registrant, as amended.	S-1	March 23, 2004	3.03

3.03	Form of Articles of Association of Registrant to be filed upon the closing of this offering.	S-1/A	May 26, 2004	3.04

3.04	Articles Amendment of Registrant approved by the shareholders at the annual meeting of shareholders held on June 10, 2004.	S-1/A	September 9, 2004	3.05

4.01	Specimen of certificate for Ordinary Shares.	S-1/A	May 26, 2004	4.01

4.02	Third Amended and Restated Shareholders Rights Agreement, dated as of April 10, 2003, by and among Registrant and certain shareholders of Registrant.	S-1	March 23, 2004	4.02

4.03	Warrant to purchase Series D convertible preferred shares issued to Warburg Dillon Read LLC, dated February 8, 2000.	S-1	March 23, 2004	4.03

99.01	The description of the Registrant’s ordinary shares set forth under the heading “Description of Ordinary Shares” in the prospectus included in the S-1 Registration Statement and to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.	S-1/A	September 29, 2004	—